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Exhibit (a)(4)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

    Guidelines for determining the proper identification number to give the payer—Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer. All "section" references are to the Internal Revenue Code of 1986, as amended.

For This Type of Account:			Give The Name And Social Security Number of—	For This Type of Account:		Give The Name And Employer Identification Number of—

1.	Individual		The individual	7.	A valid trust, estate, or pension trust	Legal entity(1)
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(2)	8.	Corporate	The corporation
3.	Husband and wife (joint account)		The actual owner of the account or, if joint funds, the first individual on the account(2)	9.	Religious, charitable, or educational organization	The organization
4.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(3)	10.	Partnership	The partnership
5.	a.	The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(2)	11.	Association, club, or other tax-exempt organization	The organization
	b.	So-called trust account that is not a legal or valid trust under State law	The actual owner(2)	12.	A broker or registered nominee	The broker or nominee
6.	Sole proprietorship		The owner(4)	13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)
List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

(2)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(3)
Circle the minor's name and furnish the minor's social security number.

(4)
You must show your individual name, but you may also enter your business or "doing business as" name. You may either use your social security number on your employer identification number (if you have one.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

   If you don't have a taxpayer identification number or you don't know your number, obtain Internal Revenue Service Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at your local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt From Backup Withholding

   Payees specifically exempted from backup withholding on ALL payments include the following:

  •
  An organization exempt from tax under section 501(a), an individual retirement account (IRA), or a custodial account under section 403(b)(7), if the account satisfies the requirement of section 401(f)(2).

  •
  The United States or any agency or instrumentality thereof.

  •
  A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

  •
  A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

  •
  An international organization, or any agency or instrumentality thereof.

   Other payees that may be exempt from backup withholding include:

  •
  A corporation.

  •
  A financial institution.

  •
  A dealer in securities or commodities required to register in the U.S., the District of Columbia or a possession of the U.S.

  •
  A real estate investment trust.

  •
  A common trust fund operated by a bank under section 584(a).

  •
  An exempt charitable remainder trust under   664, or a non-exempt trust described in section 4947.

  •
  An entity registered at all times during the tax year under the Investment Company Act of 1940.

  •
  A foreign central bank of issue.

  •
  A middleman known in the investment community as a nominee or custodian or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

  •
  A futures commission merchant registered with the commodity futures trading commission.

   Exempt payees described above should file this Substitute Form W-9 to avoid possible erroneous backup withholding. File this form with the payer, furnish your Taxpayer Identification Number, write "exempt" on the face of the form, and return it to the payer. If you are a nonresident alien or a foreign entity not subject to backup withholding, file with payer the appropriate completed internal revenue Form W-8.

   Certain payments other than interest dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, and 6050A and 6050N and the regulations thereunder.

   Privacy Act Notice. Section 6109 requires you to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to the cities, states and the District of Columbia to carry out their tax laws. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1)
Penalty for Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)
Civil Penalty for False Information with Respect to Withholding.—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)
Criminal Penalty for Falsifying Information.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)
Misuse of TINs.—If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE.

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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9